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EXHIBIT 10.7

     AGREEMENT AND DECLARATION OF TRUST (this "TRUST AGREEMENT"), dated as of July 6, 2001, by and between Rhythms NetConnections, Inc. (the "COMPANY"), having a principal place of business at 9100 East Mineral Circle, Englewood, CO 80112, as settlor, and The Bank of Cherry Creek, N.A., having an office at 3033 East First Avenue, Denver, CO 80206, as Trustee.

     WHEREAS, the Company has created the Rhythms NetConnections Inc. Severance Policy (the "SEVERANCE PROGRAM"), a copy of which is attached hereto as EXHIBIT A; and

     WHEREAS, Company has created the Rhythms NetConnections Inc. Paid Time Off and Family and Medical Leave Act Policy (the "PTO/FMLA PROGRAM" and, together with the Severance Program, the "PROGRAMS"), a copy of which is attached hereto as EXHIBIT B; and

     WHEREAS, capitalized terms used herein and not otherwise defined have the meanings given to them in the Programs; and

     WHEREAS, pursuant to the Severance Program, each Employee of the Company will become entitled to receive the payments provided for him or her under the Severance Program if such Employee's Employment with the Company is terminated by the Company, on an Involuntary No Fault basis, following the date of this Trust Agreement; and

     WHEREAS, pursuant to the PTO/FMLA Program, each Employee of the Company will become entitled to receive the payments provided for him or her under the PTO/FMLA Program if such Employee's Employment with the Company is terminated, for any reason, or if such Employee is otherwise entitled to PTO payments under the PTO/FMLA Program, following the date of this Trust; and

     WHEREAS, the Company desires to set aside properties having a value sufficient to fund payments required to be made to the Employees eligible to receive benefits under the Programs.

     NOW, THEREFORE, in consideration of the premises and other valuable consideration, and subject to the terms and provisions of Programs and this Trust Agreement, it is hereby agreed as follows:

                                       1.

                      DEFINITIONS AND RULES OF CONSTRUCTION

     NAME. This trust shall be known as the Rhythms Severance and PTO/FMLA Trust, and is hereinafter referred to in this Trust Agreement as the "TRUST."

     TERMS DEFINED IN THE RECITALS. When used in this Trust Agreement, terms defined in the recitals hereto have the meanings ascribed therein.
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     CERTAIN OTHER TERMS DEFINED. Unless the context otherwise requires, the following terms shall have the following meanings for all purposes of this Trust
Agreement:

     2. "BENEFICIAL INTEREST": as to each Beneficiary at any given time, the share of the Trust Fund, if any, to which such Beneficiary is, or presumptively will be, entitled pursuant to Section 5.03 below.

     3. "BENEFICIARIES": the Employees of the Company specified on SCHEDULE A attached hereto.

     (c) "GROSS BENEFITS": all Severance Benefits and all accrued and unpaid PTO which a Beneficiary is legally entitled to receive under the Programs, INCLUDING all Withholdings.

     (d) "INITIAL CONTRIBUTION": the initial contribution to the Trust Fund specified in 0 below.

     (e) "NET BENEFITS": all Severance Benefits and all accrued and unpaid PTO which a Beneficiary is legally entitled to receive under the Programs, NET OF all Withholdings.

     (f) "NOTICE": the tangible expression of a communication sent, an instruction or direction given, or an action taken, pursuant to this Trust Agreement; provided that a Notice shall be effective only if it conforms to the requirements of Section 13.05 below.

     (g) "ORIGINAL TRUSTEE": the original Trustee of the Trust first above named.

     (h) "OTHER WITHHOLDING AMOUNTS": all amounts authorized by the Beneficiary to be withheld from any payments due to the Beneficiary from the Company and all other amounts required to be withheld by the Company by court or administrative order or otherwise by reason of legal process or agreement with the Beneficiary.

     (i) "OTHER WITHHOLDING TAXES": any tax or taxes or other charge or charges (other than Withholding Taxes) which have been or may be imposed on a Beneficiary or upon the Trust with respect to the amount distributable or to be distributed under the income tax laws of the United States or of any state or political subdivision or entity by reason of any distribution provided for in this Trust Agreement, whenever such withholding is determined by the Trustee, in the Trustee's sole discretion, to be required by any law, regulation, rule, ruling, directive or other governmental authority.

     (j) "PERMITTED TRANSFEREES": the heirs, administrators, executors, successors and assigns of a Beneficiary who are permitted, under the provisions of 11 below, to succeed to the Beneficial Interest of a Beneficiary.

     (k)  "PROGRAM": means each of the Severance Program and the PTO/FMLA
Program.

     (l) "SUBSEQUENT CONTRIBUTION(S)": each and all of the subsequent contributions to the Trust Fund specified in Section 2.02 below.
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     (m)  "TRUST FUND": all property (principal plus accrued, accumulated and undistributed income) that, at any particular time, belongs to the Trust under this Trust Agreement.

     (n) "TRUSTEE": the trustee of the Trust in office from time to time; namely the Original Trustee or its successor appointed pursuant to 6 below in office at any time.

     (o) "WITHHOLDING TAXES": all taxes or similar expenses amounts required to be withheld, on behalf of each Beneficiary, by any law, regulation, rule, ruling, directive or other governmental requirement and remitted to the applicable governmental authority with respect to the Gross Benefits.

     (p) "WITHHOLDINGS": the sum of all Withholding Taxes, Other Withholding Taxes and Other Withholding Amounts.

     GENDER, NUMBER AND SUBDIVISION REFERENCES. Except where the context otherwise requires, words importing the masculine gender include the feminine and the neuter, if appropriate, words importing the singular number shall include the plural number and vice versa and words importing persons shall include firms, associations, corporations and other entities. All references herein to ARTICLES, Sections and other subdivisions, unless referring specifically to the Programs, refer to the corresponding ARTICLES, Sections and other subdivisions of this Trust Agreement.

     TITLES. The ARTICLE titles and Section headings in this Trust Agreement are included solely for purposes of identification, and are not to be used to construe any provision contained in this Trust Agreement or for any other purpose.

                                       4.

                INITIAL CONTRIBUTION; SUBSEQUENT CONTRIBUTION(S);
                        AND UNDERTAKINGS OF THE TRUSTEE

     INITIAL CONTRIBUTION. Upon the execution of this Trust Agreement, the Company shall transfer, assign and deliver to the Trustee, and the Trustee shall receive and accept, U.S. Treasury Bills having a value on the date of execution of this Trust Agreement of at least SEVEN MILLION FOUR HUNDRED THOUSAND DOLLARS ($7,400,000), or alternatively, at least SEVEN MILLION FOUR HUNDRED THOUSAND DOLLARS ($7,400,000) in cash, representing the Initial Contribution to the Trust. If the Company transfers cash to the Trust in payment of all or part of its Initial Contribution to the Trust, the Trustee agrees to invest all of such cash (to the extent of the nearest whole dollar )in Permitted Investments within forty-eight (48) hours of receipt thereof.

     Section 2.02. SUBSEQUENT CONTRIBUTION(S). From time to time after the date of this Trust Agreement, the Company may transfer, assign and deliver to the Trustee, and the Trustee shall receive and accept, additional U.S. Treasury Bills having a value of the date of transfer to the Trustee sufficient to fund any obligations of the Company under the Colorado Wage Act for Gross Benefits owed under the Programs in excess of the Initial Contribution, each such additional transfer representing a Subsequent Contribution to the Trust.
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     Section 2.03. UNDERTAKINGS OF THE TRUSTEE. The Original Trustee hereby declares that it will hold the Trust Fund upon the terms set forth in this Trust Agreement. Each successor Trustee shall succeed to the right, title and interest of the Original Trustee in the Trust Fund automatically upon its due succession or due acceptance of appointment as the Trustee without the need for any conveyancing documents as to all or any part of the Trust Fund. All documents effecting any transfer or encumbrance of all or any part of the Trust Fund shall be executed and delivered exclusively by the Trustee.

                                       5.

                                  BENEFICIARIES

     RIGHTS OF BENEFICIARIES. Except under the circumstances and to the extent provided in 5.03, the Beneficiaries shall be the beneficial owners of the Trust created by this Trust Agreement and the Trustee shall retain only such incidents of ownership as are necessary to undertake the actions and transactions authorized herein. Each Beneficiary shall be entitled to participation in the rights and benefits due to a Beneficiary according to his or her Beneficial Interest, and each Beneficiary shall take and hold his or her Beneficial Interest subject to all of the terms and provisions of this Trust Agreement. The interest of a Beneficiary is hereby declared and shall be in all respects personal property.

     OWNERSHIP AND CONTROL OF TRUST FUND. Except as is hereinafter expressly provided, no Beneficiary shall have any title or right to, or possession, management or control of the Trust Fund. No widower, widow, heir or devisee of any individual who may be a Beneficiary and no bankruptcy trustee, receiver or similar person of any Beneficiary shall have any right, statutory or otherwise (including any right of dower, homestead or inheritance, or of partition, as applicable), in any property forming a part of the Trust Fund, but the whole title to all of the Trust Fund shall be vested in the Trustee and the sole interest of the Beneficiaries shall be the rights and benefits given to such persons under this Trust Agreement.

     RISK OF FORFEITURE. A Beneficiary's Beneficial Interest, and any title or right of a Beneficiary in or to the Trust Fund, shall be forfeited upon his failure to comply with the terms and conditions of the Program that would entitle him or her to payment thereunder and, notwithstanding anything contained in the Programs or in this Trust Agreement to the contrary, all benefits under the Programs shall be forfeited under the circumstances, and in accordance with the terms and conditions, specified in the Programs.

     RESTRICTION ON TRANSFER OF BENEFICIAL INTERESTS. Except as otherwise provided in Section 3.05, the Beneficial Interest of a Beneficiary shall not be assignable or transferable, either by such Beneficiary in person, by a duly authorized agent or attorney of such Beneficiary or by the properly appointed legal representative of such Beneficiary, nor shall a Beneficiary have authority or power to sell, assign, transfer, encumber or in any other manner anticipate or dispose of his or her Beneficial Interest, and any such transfer shall be null and void AB INITIO.

     PERMITTED TRANSFERS. Notwithstanding the provisions of Section 3.04, a Beneficial Interest may be assigned or transferred in the following circumstances (and no other), provided that the Beneficial Interest shall remain subject to the benefits forfeiture provisions in the Programs (as applied to the original employee Beneficiary) and the assignee or transferee
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agrees in writing to be bound to the terms and provisions of this Trust
Agreement and the Programs:

     Upon the death of a Beneficiary, his or her Beneficial Interest shall pass as personal property to his or her legal representative and may thereafter be transferred by will, intestate succession or operation of law as part of that individual's testamentary or intestate estate, and such death shall in no way terminate or affect the validity of this Trust Agreement.

     The Beneficial Interest of any Beneficiary may be assignable or transferable if the Trustee, in its sole discretion, has consented in writing to such assignment or transfer.

     CONFLICTING CLAIMS TO BENEFICIAL INTERESTS. If any conflicting claims or demands are made or asserted with respect to the ownership or control of the Beneficial Interest of any Beneficiary, or if there is any disagreement among persons claiming to be Permitted Transferees of a Beneficial Interest resulting in adverse claims or demands being made in connection with such Beneficial Interest (an "OWNERSHIP DISPUTE"), then, in any of such events, the Trustee shall be entitled, at its sole election, to refuse to comply with any demand or direction made by any party to such Ownership Dispute. In so refusing, the Trustee may elect to make no payment or distribution with respect to the Beneficial Interest relating to the Ownership Dispute, or any part thereof, and to refer such Ownership Dispute to the Court having jurisdiction over the Trust, which shall have exclusive jurisdiction over resolution of such Ownership Dispute. In so doing, the Trustee shall not be or become liable to any of such parties for its refusal to comply with any demand or direction made by them nor shall the Trustee be liable for interest on any funds which it may so withhold. The Trustee shall be entitled to refuse to act until either (i) the rights of the adverse claimants have been adjudicated by a final judgment of such Court or
(ii) all differences have been resolved by a valid written agreement among all of such parties and the Trustee, which agreement shall include a complete release of the Trustee.

     NO SUITS BY BENEFICIARIES. No Beneficiary shall have any right by virtue of any provision of this Trust Agreement to institute any action or proceeding at law or in equity against any party other than the Trustee upon or under or with respect to the Trust Fund.

                                       6.

                        DURATION AND TERMINATION OF TRUST

     DURATION. Subject to the overriding provisions of 2, the Trust shall terminate upon the earliest date on which there are no distributions to Beneficiaries or the Company remaining to be paid pursuant to Section 5.03.

     RULE AGAINST PERPETUITIES. Notwithstanding any other provision of this Trust Agreement, and particularly notwithstanding the provisions of 17, the Trust shall terminate, if it shall not have previously terminated, one (1) day before the twentieth (20th) anniversary of the date of execution of this Trust Agreement.

     TERMINATION BY BENEFICIARY. The Trust may not be revoked or terminated at any time prior to the date specified in 17 by the Beneficiaries and/or the Trustee.
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     CONTINUANCE OF TRUST FOR WINDING UP. After the date specified in 17, and solely for the purpose of liquidating and winding up the affairs of the Trust, the Trustee shall continue to act as such until its duties have been fully performed.

                                       7.

                        ADMINISTRATION OF THE TRUST FUND

     PAYMENT OF CLAIMS, EXPENSES AND LIABILITIES. The Trustee shall pay from the Trust Fund all claims, expenses, charges, liabilities and obligations of the Trust Fund and such liabilities as the Trustee may be obligated to pay as transferee of the Trust Fund, including, without limiting the generality of the foregoing, such debts, liabilities or obligations as may be payable from the Trust Fund, interest, taxes, assessments, and public charges of every kind and nature, and all other costs, charges and expenses connected with or arising out of the execution or administration of the Trust and the Trust Fund, and such other payments and disbursements as are provided for in this Trust Agreement or which may be determined by the Trustee to be proper charges against the Trust and Trust Fund.

     ACCUMULATION OF NET INCOME. The Trustee shall accumulate all of the net income of the Trust Fund not utilized for the payment of Trust liabilities and expenses pursuant to Section 5.01 and invest such accumulated income in accordance with Section 7.02.

     Section 5.03. DISTRIBUTIONS. Distributions shall be paid from the Trust Fund as follows:

     (a) At such time as a Beneficiary becomes legally entitled to receive a payment of benefits under the Programs ("PAYMENT EVENT"), the Trustee shall promptly pay to such Beneficiary, in the manner provided in this Section, the amount of such Beneficiary's Net Benefits, subject to applicable Withholdings, in satisfaction of the Company's payment obligations under the Programs.

     (b) The Company will use reasonable best efforts to provide the Trustee, at least forty-eight (48) hours prior to the occurrence of a Payment Event with respect to a Beneficiary, with a Notice of payment for such Beneficiary (a "PAYMENT NOTICE"), specifying the Gross Benefits payable to such Beneficiary. The Company may include more than one Beneficiary and the relevant Benefits Information for more than one Beneficiary in the same Payment Notice.

     (c) The Company has retained Ceridian Employer Services ("PAYROLL AGENT," or any successor payroll service utilized by the Company) to provide payroll services to the Company, including, but not limited to, the payment of all payroll amounts to employees, payment of all Net Benefits to Beneficiaries and the remittance of all Withholdings to the appropriate payees with respect to the Gross Benefits payable to Beneficiaries. The Trustee agrees that it shall utilize the Payroll Agent to pay all Net Benefits to Beneficiaries who are legally entitled to receive such Net Benefits hereunder and under the Programs and to withhold and remit all Withholdings to the appropriate payees. The Company agrees to provide the Trustee with direct access to the Company's payroll policies, practices and systems as maintained by the Company and by the Payroll Agent, as in effect from time to time.
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     (d)  Following receipt of a Payment Notice, on or before the close of business on the date on which a Payment Event occurs, the Trustee shall deliver out of the Trust Fund to the Payroll Agent the funds necessary to pay the Net Benefits to the Beneficiary(ies) specified in such Payment Notice and all Withholdings payable to the applicable payees relating thereto.

     (e) If, as to any Beneficiary specified in a Payment Notice, the Trustee is unable to provide the Payroll Agent with the funds necessary to pay the Gross Benefits specified in such Payment Notice on or before the close of business on the date of occurrence of a Payment Event (as specified in Section 5.03(d) above), the Company retains the right (but not the obligation) to deliver the funds directly to the Payroll Agent to fund all or a portion of the specified Gross Benefits on behalf of the Trust prior to the close of business on the date on which such Payment Event occurs, in which case, upon receipt of written verification of such payment(s) by the Company, the Trustee shall reimburse the Company for all amounts so paid in the manner set forth in this Section 5.03(e). By no later than Wednesday of each week, the Company shall provide the Trustee with a notice of all direct payments made by the Company to the Payroll Agent during the immediately preceding calendar week (the "WEEKLY NOTICE"), and the Trustee shall reimburse the Company in full for all amounts so paid as shown in the Weekly Notice within five (5) business days after receipt of such Weekly Notice.

     (f) At such time as the Trustee determines that all of the Gross Benefits have been paid hereunder and the Programs and all other claims, expenses, charges, liabilities and obligations of the Trust have been discharged or paid from the Trust Fund, or if the existence of the Trust shall terminate pursuant to 2 of this Trust Agreement, the Trustee shall, as expeditiously as is consistent with the conservation and protection of the Trust Fund, distribute the remaining Trust Fund to the Company.

     (g) The Company shall provide periodic updates to the Trustee in the form of amendments to SCHEDULE A attached hereto (or in such other form agreed to with the Trustee) regarding changes, if any. to SCHEDULE A, including, but not limited to any changes in the eligible Beneficiaries, the 2002 Payment amounts to any one or more Beneficiaries or the date of payment of any 2002 Payments. In addition, upon reasonable advance notice form the Trustee, representatives of the Company agree to meet with the Trustee to review Trust administration and other Trust-related matters.

                                       8.

                            TAX MATTERS; WITHHOLDINGS

     INCOME TAX STATUS. The Trust is intended to be treated as a grantor trust subject to the provisions of Subchapter J, Subpart E of the Internal Revenue Code owned by the Company as grantor. Any items of income, deduction, credit or loss of the Trust shall be allocated to the Company for federal income tax purposes. The Trustee is authorized to take any action that may be necessary or appropriate to minimize any potential tax liability of the Company arising out of the operation of the Trust.

     TAX RETURNS AND REPORTS. The Trustee will file with the IRS annual information tax returns (Form 1041), as provided in this Section. Items of income, deduction and credit attributable to the Trust will not be reported on the Form 1041. Instead, the Trustee will attach to
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the Form 1041 a separate statement showing the items of income, deduction and credit attributable to the Trust and detailing the allocation of such items to the Company. Within thirty (30) days after the end of each calendar year, the Trustee shall cause to be prepared and mailed to the Company such information with respect to the Trust as shall be necessary for the Company to complete and file its federal, state and local income and other tax returns.

     Section 6.03. WITHHOLDINGS. The Trustee shall utilize the Payroll Agent, which shall (i) be responsible for calculating and determining the amount of all Withholdings, including, but not limited to, all Withholding Taxes and Other Withholding Taxes (defined below) due and owing to the appropriate governmental authority, with respect to the Gross Benefits payable hereunder and under the Programs and (ii) agree to timely withhold and deposit or pay over all Withholdings to the appropriate payees, in all cases consistent with the Company's normal payroll practices.

                                       9.

                    POWERS OF AND LIMITATIONS ON THE TRUSTEE

     OVERRIDING LIMITATIONS ON TRUSTEE. The Trustee shall not at any time, on behalf of the Trust, the Company or any Beneficiary, enter into or engage in any trade or business, and no part of the Trust Fund shall be used or disposed of by the Trustee in furtherance of any trade or business. The Trustee shall be restricted to receiving the Initial Contribution, investing the Trust Fund subject to the limitations provided in 12, collecting income from the Trust Fund, effecting the distributions specified in ARTICLE V above, utilizing the Payroll Agent to perform the duties of the Payroll Agent specified in ARTICLES V and VI above, and exercising such other powers and duties as are specified elsewhere in this Trust Agreement, including, without limitation the duties specified in 13, for the purposes of carrying out the terms of this Trust Agreement.

     LIMITED INVESTMENT POWERS. The Trustee (a) shall invest all funds received by it as Trustee or otherwise held in the Trust Fund only in (i) marketable direct obligations of, or guaranteed as to principal and interest by, the United States government or any agency thereof; having a remaining maturity contemporaneous with the anticipated need of the Trust for funds or (ii) money market funds that invest exclusively in marketable direct obligations of, or guaranteed as to principal and interest by the United States government or any agency thereof; which funds permit redemption of invested funds on an overnight basis in order to meet the anticipated need of the Trust for funds or (b) to the extent the Trustee anticipates that funds will be needed within 30 days or less, may also invest in insured demand deposit accounts or interest-bearing certificates of deposit or other similar obligations of domestic banks or other financial institutions having a shareholders' equity or equivalent capital of not less than One Billion Dollars ($1,000,000,000), at the then best generally available rates of interest for like amounts and like periods ("PERMITTED INVESTMENTS").

     SPECIFIC POWERS OF TRUSTEE. Subject to the limitations contained in this Trust Agreement, the Trustee shall have, in addition to any powers conferred by any other provision of this Trust Agreement, the power to take any and all actions as, in the sole discretion of the Trustee, are necessary or advisable to effectuate the purposes of the Trust, including the following specific powers:
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               To retain all or any assets constituting part of the Trust Fund, to hold legal title to property of the Trust in the name of the Trust, to invest or reinvest funds of the Trust only as provided in 12 and to cause such investments of any part of the Trust Fund to be registered and held in its name, as Trustee, or in the names of nominees.

               To maintain appropriate books and records relating to the Trust and the Trust Fund detailing the acts and transactions of the Trustee.

               To initiate, prosecute, defend, supervise, direct, compromise or settle any claim, demand, action or proceeding relating to the Trust or this Trust Agreement, and in connection therewith, at the Trustee's discretion, to retain/utilize and employ such agents, adjusters and professionals (including professionals affiliated with the Trustee, the Company or any Beneficiary) and to confer upon them such authority as the Trustee may deem expedient to carry out its duties hereunder, and to pay reasonable compensation therefor from the Trust Fund.

     (d) To retain/utilize agents and third-party professionals, advisors and consultants to assist and/or advise the Trustee in the performance of its duties including, specifically, the retention of the Payroll Agent to provide the services provided in ARTICLES V and VI above.

     (e) To perform any and all acts, exercise any and all rights, enter into any and all proceedings, contracts and other instruments (including, but not limited to the preparation and filing of any and all statements and papers, documents and instruments of any kind and nature with any governmental body having jurisdiction over the Trust or the Program) that are not inconsistent with the provisions of this Trust Agreement and that the Trustee deems necessary and advisable in its opinion for the exercise by the Trustee of all the rights and privileges accorded to it hereunder, for the protection and safekeeping of the Trust Fund and for the administration of the Trust in accordance with the terms of this Trust Agreement and applicable law.

                                      10.

                             ACCOUNTS OF THE TRUSTEE

     ACCOUNTS AND INSPECTION. The Trustee shall keep accurate and detailed accounts of all investments, receipts and disbursements and other transactions hereunder and all accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by any person designated by the Company. The Trustee shall promptly deliver to such designee any reports on the Trust Fund that are reasonably requested.

     ACCOUNTING REPORTS. Within a reasonable time period following the termination of the Trust pursuant to 16, and within thirty (30) days, or such other agreed-upon period, after removal or resignation of the Trustee, the Trustee shall deliver to the Company a certified written report, in a format acceptable to the Company, setting forth (i) all investments, receipts and disbursements, and other transactions effected during the period from the date of this Trust Agreement, or from the close of any preceding period covered by such a report to the date of such removal, resignation or termination, (ii) all cash, securities and other property held at the
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close of such period and the current value thereof, and (iii) such other information as may be required of the Trustee under any applicable law.

     RIGHT TO JUDICIAL ACCOUNTING. Nothing contained in this ARTICLE shall be construed as a limitation upon or prohibition against the Trustee's right to have its accounting judicially settled.

     PRESERVATION OF BOOKS AND RECORDS. All records and accounts maintained by the Trustee with respect to the Trust shall be preserved for such period as may be required under any applicable law. Upon the expiration of any such required retention period, the Trustee shall have the right to destroy such records and accounts after first notifying the Company of its intention and transferring to the Company all records and accounts requested. The Trustee shall have the right to preserve all records and accounts in original form, or on microfilm, magnetic tape, or any other similar process.

                                      11.

                 LIABILITIES AND INDEMNIFICATION OF THE TRUSTEE

     GENERALLY. The Trustee accepts and undertakes to discharge the trust created by this Trust Agreement upon the terms and conditions hereof. The Trustee shall exercise such of the rights and powers vested in it by this Trust Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of its own affairs. No provisions of this Trust Agreement shall be construed to relieve the Trustee from liability for its own recklessness or its own intentional or willful and wanton misconduct resulting in private gain, except that:

               The Trustee shall not be liable for any action taken in good faith in reliance upon the advice of professionals.

               The Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Trust Agreement, and no implied covenants or obligations shall be read into this Trust Agreement against the Trustee.

               The Trustee shall not be liable for any error of judgment made in good faith.

     (d) The Trustee shall not be liable for any errors made by, or omissions of, the Paying Agent.

     REQUIREMENT OF ADEQUATE RESOURCES. Notwithstanding any other provision of this Trust Agreement, and particularly notwithstanding the provisions of 4, the Trustee shall not be required to enter into or maintain any claim, demand, action or proceeding relating to the Trust unless the Trustee shall have sufficient funds on hand for that purpose or unless the Trustee shall have been indemnified to its satisfaction against all expenses and liabilities to which it may, in its judgment, be subjected by any such action on its part.

     RELIANCE BY TRUSTEE. Except as is otherwise specifically provided herein:
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               The Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order or other paper or document reasonably believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

               The Trustee may consult with legal counsel to be selected by it, and pay the cost of such consultation from the Trust Fund, and the advice or opinion of such counsel shall be full and complete personal protection to the Trustee and agents of the Trust in respect of any action taken or suffered by it in good faith and in reliance on, or in accordance with, such advice or opinion.

     (c) The Trustee may rely and shall be protected with respect to any and all actions taken or performed, or failed to be taken or performed, by the Payroll Agent.

     INDEMNIFICATION OF TRUSTEE. The Trustee shall be indemnified by and receive reimbursement from the Company against and from any and all loss, liability, damage or expense that the Trustee may incur or sustain, in good faith and without recklessness or its own intentional or willful and wanton misconduct resulting in personal gain, in the exercise and performance of any of the powers and duties of the Trustee under this Trust Agreement. The Trustee may receive advance payments in connection with indemnification under this Section, provided that prior to receiving any such advance, the Trustee shall first have given a written undertaking to repay any amount advanced to it and to reimburse the Trust in the event it is subsequently determined that it is not entitled to such indemnification. The rights accruing to the Trustee by reason of the foregoing shall not be deemed to exclude any other right to which it may legally be entitled, nor shall anything else contained herein restrict the right of the Trustee to contribution under applicable law.

     BOND OF TRUSTEE. Neither the Original Trustee nor any successor Trustee shall be obliged to file or furnish any bond or surety for the performance of its duties, unless otherwise ordered by a court, and if so ordered, all costs and expenses of providing such bond or surety shall be paid or reimbursed from the Trust Fund as an expense of administration.

     LIABILITY TO THIRD PERSONS. The Company shall not be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Trust Fund or the affairs of the Trust, and no Trustee or agent of the Trust shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Trust Fund or the affairs of this Trust, except for its own recklessness or its own intentional or willful and wanton misconduct; and all such persons shall look solely to the Trust Fund for satisfaction of claims of any nature arising in connection with affairs of the Trust.

     NONLIABILITY OF TRUSTEE FOR ACTS OF PREDECESSORS. Any successor Trustee may accept and rely upon any accounting made by or on behalf of any predecessor Trustee hereunder, and any statement or representation made as to the assets comprising the Trust Fund or as to any other fact bearing upon the prior administration of the Trust. A Trustee shall not be liable for having accepted and relied upon such accounting, statement or representation if it is later proved to be incomplete, inaccurate or untrue. A Trustee or successor Trustee shall not be liable for any act or omission of any predecessor Trustee, nor have a duty to enforce any claims against any predecessor Trustee on account of any such act or omission.

     NONLIABILITY OF TRUSTEE FOR ACTS OF OTHERS. Nothing contained in this Trust Agreement shall be deemed to be an assumption by the Trustee of any of the liabilities, obligations or duties of the Company, and shall not be deemed to be or contain a covenant or agreement by the Trustee to assume or accept any such liability, obligation or duty.

                                      12.

                            COMPENSATION OF TRUSTEES

     TRUSTEE COMPENSATION. Each Trustee shall be entitled to such compensation for services rendered as shall be mutually agreed upon by the Trustee and the Company prior to such Trustee's accession to office, to be paid as specified in such agreement, a copy of which is appended hereto as SCHEDULE B. In addition, the Company shall prepay to the Payroll Agent the Payroll Agent's fees and expenses for providing the services specified in ARTICLES V and VI above.

     PRIOR LIEN OF TRUSTEE. The Trustee shall have a lien upon the Trust Assets prior to any Beneficial Interest in the Trust to secure payment of any amounts payable to the Trustee or to Beneficiaries or agents of the Trust as compensation for services to the Trust or for indemnification pursuant to 6 above.

                                      13.

                         TRUSTEE AND SUCCESSOR TRUSTEES

     GENERALLY. The Trustee shall be a bank or trust company authorized to act as a corporate fiduciary under the laws of the State of Colorado. A Trustee that changes its name or reorganizes, reincorporates or merges with or into or consolidates with any other entity shall be deemed to be a continuing entity and shall continue to act as a Trustee hereunder.

     RESIGNATION. The Trustee may resign as Trustee by delivering a Notice of resignation to the Company. Such resignation shall become effective on the date specified in such Notice (which shall not be less than thirty (30) days after delivery of such Notice) or upon the appointment of such Trustee's successor and such successor's acceptance of such appointment, whichever is later.

     APPOINTMENT OF SUCCESSOR. In the event of the removal, resignation, bankruptcy or insolvency of the Trustee, a vacancy shall be deemed to exist and a successor shall be appointed by the Company.

     ACCEPTANCE OF APPOINTMENT BY SUCCESSOR TRUSTEE. The removal, resignation, bankruptcy or insolvency of the Trustee shall not operate to terminate the Trust created by this Trust Agreement or to revoke any existing agency created pursuant to the terms of this Trust Agreement or invalidate any action theretofore taken by the Trustee. Any successor Trustee appointed hereunder shall execute an instrument accepting its appointment and shall deliver one counterpart thereof to each of the Company, and, in case of the Trustee's resignation, to the retiring Trustee. Thereupon such successor shall, without any further act, become vested with all the liabilities, duties, powers, rights, title, discretion and privileges of its predecessor in the Trust with like effect as if originally named Trustee. The retiring Trustee shall duly assign, transfer and deliver to such successor all property and money held by such retiring Trustee hereunder and shall, as reasonably requested by such successor, execute and deliver an instrument or instruments conveying and transferring to such successor upon the trust herein expressed, all the liabilities, duties, powers, rights, title, discretion and privileges of such retiring Trustee.

                                      14.

                                   AMENDMENTS

     AMENDMENT AUTHORITY. Whenever necessary to carry out the purposes of the Trust, this Trust Agreement may be amended by the Trustee with the consent and approval of the Company; provided, however, that:

               no such amendment may be made that would have the effect of reducing the beneficial interest of any Beneficiary at any time; and

               no such amendment may be made under any circumstances that would have the effect of (i) extending the termination of the Trust beyond the date specified in 2, (ii) authorizing the Trustee to engage in a trade or business, or (iii) expanding the amendment powers of the Trustee under this ARTICLE.

                                      15.

                            MISCELLANEOUS PROVISIONS

     INTENTION OF PARTIES TO ESTABLISH TRUST. This Trust Agreement is intended to create a trust without transferable certificated beneficial interests (except as permitted by operation of law) and the Trust created hereunder shall be governed and construed in all respects as a trust.

     GOVERNING LAW. This Trust Agreement shall be construed and enforced, to the extent possible, according to the laws of the State of Colorado, and all provisions hereof shall be administered according to the laws of said State.

     SEVERABILITY. In the event any provision of this Trust Agreement or the application thereof to any person or circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Trust Agreement, or the application of such provision to persons or circumstances or in jurisdictions other than those as to or in which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Trust Agreement shall be valid and enforced to the fullest extent permitted by law.

     INSTRUMENTS OF FURTHER ASSURANCE. The Company shall, upon the reasonable request of the Trustee, execute, acknowledge and deliver such further instruments and do such further acts as may be necessary or proper to carry out effectively the purpose of this Trust Agreement.

     NOTICES. 16. Any Notice or other communication required or permitted to be made in accordance with this Trust Agreement shall be in writing and shall be deemed to have been sufficiently given, for all purposes, if delivered personally, or if delivered during regular business hours by facsimile transmission, telex or other electronic or telegraphic means, or if delivered by a recognized overnight or two-day delivery service or if mailed by first class mail:

          (i)  if to the TRUSTEE, at:

               The Bank of Cherry Creek, N.A.
               3033 East First Avenue
               Denver, CO 80206
               Attn: Daniel A. Rich, Senior Vice President
               Telephone No.:
               Fax No.:
               E-Mail:

          (ii) if to the COMPANY, at:

               Rhythms NetConnections Inc.
               9100 East Mineral Circle
               Englewood, CO  80112
               Attn: Jay Braukman, Chief Financial Officer
               Telephone No.:
               Fax No.:
               E-Mail:

     Any entity may change the address at which it is to receive Notices under this Trust Agreement by furnishing written Notice thereof to the Trustee as provided above.

     COUNTERPARTS. This Trust Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Trust Agreement or caused this Trust Agreement to be duly executed by their respective officers and the Trustee herein has executed this Trust Agreement, as Trustee, effective as of the day and year first above written.


                                        COMPANY:

                                        RHYTHMS NETCONNECTIONS INC.

                                        BY:
                                           ---------------------------------
                                        NAME (PRINT):
                                                     -----------------------
                                        TITLE:
                                              ------------------------------



                                        TRUSTEE:

                                        THE BANK OF CHERRY CREEK, N.A.

                                        BY:
                                           ---------------------------------
                                        NAME (PRINT):
                                                     -----------------------
                                        TITLE:
                                              ------------------------------

                                    EXHIBIT A

                                SEVERANCE POLICY

                                    EXHIBIT B

                                PAID TIME OFF AND
                       FAMILY AND MEDICAL LEAVE ACT POLICY